EXHIBIT 16





January 7, 2004


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen;

We have read Item 4, Changes in Registrant's Certifying Accountant of GWIN, Inc.'s Form 8-K dated January 6, 2004, filed January 7, 2004, and are in agreement with the statements contained in paragraphs (b) and (d). We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours

/s/ Demetrius & Company, L.L.C.



cc: Jeff Johnson, CFO
    GWINN, Inc.